Exhibit 99.1

April 25, 2012

Press Release

Source:	Farmers National Banc Corp.
John S. Gulas, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
330.533.0451 (FAX)
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR FIRST QUARTER 2012

IMPROVED NET INCOME AND STRONG DEPOSIT GROWTH:

•	Net income for first quarter of 2012 was up 49% to $2.5 million versus $1.7 million for the first quarter of 2011.

•	117 consecutive quarters of positive earnings.

•	Deposits increased 16% from March 31, 2011 to March 31, 2012.

STRONG CAPITAL LEVELS:

•	Tangible common equity to tangible assets improved to 9.91% at March 31, 2012 from 9.56% at March 31, 2011.

•	Stockholders’ equity increased 12% from March 31, 2011 to March 31, 2012.

STABLE ASSET QUALITY:

•	Provision for loan losses for the first quarter of 2012 decreased $1.9 million from the first quarter of 2011.

•	Loans 30 – 89 days delinquent decreased to $2.9 million at March 31, 2012 from $3.4 million at March 31, 2011.

CANFIELD, Ohio (April 25, 2012) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2012.

Net income for the three months ended March 31, 2012 was $2.5 million, compared to $1.7 million for the same three month period in 2011. On a per share basis, net income for the first quarter ended March 31, 2012 was $0.13 per diluted share, compared to $0.10 for the first quarter ended March 31, 2011 and $0.16 for the fourth quarter ended December 31, 2011. The tangible common equity ratio increased to 9.91% at March 31, 2012, compared to 9.56% at March 31, 2011, mainly as a result of net income. Farmers’ total assets reported at March 31, 2012 were $1.1 billion, representing a 9.1% increase compared to $1.0 billion in total assets recorded at March 31, 2011.

John S. Gulas, President and CEO, stated “Our net income increased to $2.5 million for the three months ended March 31, 2012, which represents a 49% increase over the $1.7 million reported for the same period in 2011. Noninterest income increased 4% during the same three month period. This increase reflects the continued benefit from our strategy to diversify income streams. The provision for loan losses decreased from $1.9 million for the three month period ending March 31, 2011 to $0 for the three months ended March 31, 2012. This decrease is a result of improved credit quality, as net charge-offs have declined from $1.0 million for three months ended March 31, 2011 to $374 thousand for the same period in 2012. We have also seen a decline in our 30-89 day delinquencies, from $3.4 million at March 31, 2011 to $2.9 million at March 31, 2012. Even with the reduction in our provision, because of improved credit quality, we continue to maintain strong reserves against probable incurred losses.”

Net loans increased $5.2 million (or 1%) in comparing the first quarter of 2012 to the fourth quarter of 2011. Most of the loan growth in the past three months has occurred in the commercial real estate portfolio. Net loans were reported at $567.2 million at March 31, 2012, which compares to $566.3 million at the same time in 2011. Farmers believes its demand experience for business and consumer credit is consistent with the experience of other banks in the Federal Reserve’s Fourth District and banks nationally per the Federal Reserve Beige Book. Deposits increased $121.3 million, or 15.9%, from $765.3 million at March 31, 2011 to $886.6 million at March 31, 2012, as customers continue to seek the safety and security of FDIC insured deposit accounts.

Stockholders’ equity totaled $115.4 million, or 10.4% of total assets, at March 31, 2012, an increase of $12.3 million, or 11.9%, compared to $103.1 million at March 31, 2011. The increase is also the result of net income and mark to market adjustments in investment securities, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a special one-time $0.03 cash dividend on February 28, 2012, a regular $0.03 per share cash dividend on March 31, 2012 and a total of $0.15 per share cash dividends paid in the past four quarters. Book value per share increased 11.2% from $5.52 per share at March 31, 2011 to $6.14 per share at March 31, 2012. Farmers’ tangible book value per share also increased 12.6% from $5.16 per share at March 31, 2011 to $5.81 per share at March 31, 2012.

Net Interest Income — Net interest income was $9.2 million for the first quarter of 2012, which compared to $9.1 million in the first quarter of 2011. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 32 basis points to 3.90% for the three months ended March 31, 2012, compared to 4.22% for the same period in the prior year. The decrease in net interest margin is largely a result of the change in the mix of interest earning assets. Loans, which yield more than securities, comprised a smaller level of interest-earning assets in the current year. At March 31, 2012, loans were 56% of average earning assets, compared to 62% at March 31, 2011. In comparing the quarters ending March 31, 2012 and 2011, yields on earning assets decreased 54 basis points, while the cost of interest bearing liabilities decreased 24 basis points.

Noninterest Income — Noninterest income was $2.7 million for the first quarter of 2012, increasing 4.2% from $2.6 million compared to the same quarter of 2011. Trust fees were $1.4 million for the quarter ended March 31, 2012, an increase of $80 thousand, or 6%, compared to the same quarter in 2011. Income from the sale of residential real estate loans also increased from none in first quarter of 2011 to $65 thousand in the first quarter of 2012 as the company continues to develop its’ secondary mortgage operations.

Noninterest Expense — Noninterest expense totaled $8.6 million for the first quarter of 2012, which is $825 thousand more than the $7.8 million in the same quarter in 2011. Most of this increase is a result of a $541 thousand or 12.9% increase salaries and employee benefits, due to a higher number of employees in the current quarter. The higher employee count is attributed primarily to our North Canton and Secondary Mortgage project expansions. Employee health insurance costs also increased $142 thousand as a result of a higher level of claims. Advertising expense is also $103 thousand higher in the first quarter of 2012 compared to the same quarter in 2011. This increase is primarily a result of a higher level of production costs related to television advertisements in the current year.

Farmers’ tax equivalent efficiency ratio for the three month period ended March 31, 2012 was 68.4% compared to 62.6% for the same period in 2011. The decline in the efficiency ratio was the result of the $825 thousand increase in noninterest expenses as explained in the previous paragraph.

Asset Quality — Non-performing loans equaled 1.91% of total loans at March 31, 2012, unchanged from March 31, 2011. Loans 30–89 days delinquent decreased $502 thousand, or 14.8%, to $2.9 million since March 31, 2011. Non-performing loans totaled $11.0 million at March 31, 2012, unchanged compared to December 31, 2011 and March 31, 2011, respectively. On March 31, 2012, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 86%, compared to 92% at March 31, 2011. At March 31, 2012, the ALLL/total loan ratio was 1.64%, compared to 1.76% at March 31, 2011. For the three months ended March 31, 2012, management did not record a provision to the allowance for loan losses, compared to no provision in the preceding quarter and a $1.9 million provision in the same three month period in the prior year. Although non-performing loans remained consistent from the previous quarter, other factors lead to not recording a provision in the first quarter. The primary factor was the lower historical loss percentage applied to homogeneous and pass rated loans due to recent lower levels of net charge-offs. During the most recent period end, management computed the historical loss percentage based upon the loss history of the past 12 quarters. In previous periods, management used a historical loss percentage based on the past 8 quarters. The Company believes that using a loss history of the previous 12 quarters will capture more cyclicality in the loan portfolio. It should also be noted that net charge-offs for the quarter ending March 31, 2012 decreased to $374 thousand, compared to $1.2 million and $1.0 million for the fourth quarter of 2011 and the first quarter of 2011, respectively.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax,pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results)

Consolidated Statements of Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Total interest income	$10,886	$10,893	$11,218	$11,194	$11,129
Total interest expense	1,665	1,771	1,983	2,037	2,046

Net interest income	9,221	9,122	9,235	9,157	9,083
Provision for loan losses	0	0	700	1,075	1,875
Other income	2,728	4,532	2,696	2,694	2,617
Other expense	8,639	9,645	8,177	8,092	7,814

Income before income taxes	3,310	4,009	3,054	2,684	2,011
Income taxes	790	969	683	567	321

Net income	$2,520	$3,040	$2,371	$2,117	$1,690

Average shares outstanding	18,766	18,730	18,701	18,674	16,957
Pre-tax pre-provision income	$3,310	$4,009	$3,754	$3,759	$3,886
Basic and diluted earnings per share	0.13	0.16	0.13	0.11	0.10
Cash dividends	1,126	562	561	560	559
Cash dividends per share	0.06	0.03	0.03	0.03	0.03
Performance Ratios
Net Interest Margin (Annualized)	3.90%	3.80%	3.97%	4.05%	4.22%
Efficiency Ratio (Tax equivalent basis)	68.42%	76.90%	64.64%	64.42%	62.57%
Return on Average Assets (Annualized)	0.94%	1.13%	0.90%	0.83%	0.69%
Return on Average Equity (Annualized)	8.82%	11.37%	8.56%	8.05%	7.12%
Dividends to Net Income	44.68%	18.49%	23.66%	26.45%	33.08%

Consolidated Statements of Financial Condition

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Assets
Cash and cash equivalents	$68,575	$52,422	$94,889	$45,139	$81,939
Securities available for sale	412,009	400,029	382,853	358,335	315,039

Loans held for sale	3,195	677	0	0	0
Loans	576,627	571,806	567,995	568,704	576,450
Less allowance for loan losses	9,446	9,820	10,984	10,876	10,137

Net Loans	567,181	561,986	557,011	557,828	566,313

Other assets	55,485	52,757	51,652	52,919	51,270

Total Assets	$1,106,445	$1,067,871	$1,086,405	$1,014,221	$1,014,561

Liabilities and Stockholders’ Equity
Deposits	$886,593	$840,125	$806,198	$770,063	$765,277
Other interest-bearing liabilities	100,570	109,351	162,386	132,292	143,281
Other liabilities	3,878	3,950	3,963	3,290	2,881

Total liabilities	991,041	953,426	972,547	905,645	911,439
Stockholders’ Equity	115,404	114,445	113,858	108,576	103,122

Total Liabilities and Stockholders’ Equity	$1,106,445	$1,067,871	$1,086,405	$1,014,221	$1,014,561

Period-end shares outstanding	18,781	18,757	18,730	18,700	18,674
Book value per share	$6.14	$6.10	$6.08	$5.81	$5.52
Tangible book value per share	5.81	5.76	5.73	5.45	5.16
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.50%	17.43%	17.24%	16.94%	16.73%
Tier 1 Capital to Risk Weighted Assets (a)	16.24%	16.16%	15.97%	15.65%	15.46%
Tier 1 Capital to Average Assets (a)	9.43%	9.50%	9.48%	9.41%	9.43%
Equity to Asset Ratio	10.43%	10.72%	10.48%	10.71%	10.16%
Tangible Common Equity Ratio	9.91%	10.18%	9.94%	10.11%	9.56%
Net Loans to Assets	51.26%	52.63%	51.27%	55.00%	55.82%
Loans to Deposits	65.04%	68.06%	70.45%	73.85%	75.33%
Asset Quality
Non-performing loans (b)	$11,030	$10,984	$10,884	$7,865	$11,011
Other Real Estate Owned	544	585	569	799	856
Non-performing assets	11,574	11,569	11,453	8,664	11,867
Loans 30 – 89 days delinquent (b)	2,890	3,431	3,386	3,758	3,392
Charged-off loans	621	1,397	830	1,035	1,259
Recoveries	247	232	239	699	214
Net Charge-offs	374	1,165	591	336	1,045
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.27%	0.84%	0.43%	0.24%	0.74%
Allowance for Loan Losses to Total Loans	1.64%	1.72%	1.93%	1.91%	1.76%
Non-performing Loans to Total Loans	1.91%	1.92%	1.92%	1.38%	1.91%
Allowance to Non-performing Loans	85.64%	89.40%	100.92%	138.28%	92.06%
Non-performing Assets to Total Assets	1.05%	1.08%	1.05%	0.85%	1.17%

(a)	March 31, 2012 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Unaudited

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Stockholders’ Equity	$115,404	$114,445	$113,858	$108,576	$103,122
Less Goodwill and other intangibles	6,339	6,441	6,553	6,665	6,777

Tangible Common Equity	$109,065	$108,004	$107,305	$101,911	$96,345

Reconciliation of Total Assets to Tangible Assets

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Total Assets	$1,106,445	$1,067,871	$1,086,405	$1,014,221	$1,014,561
Less Goodwill and other intangibles	6,339	6,441	6,553	6,665	6,777

Tangible Assets	$1,100,106	$1,061,430	$1,079,852	$1,007,556	$1,007,784

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
	For the Three Months Ended
	March 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011
Income before income taxes	$3,310	$4,009	$3,054	$2,684	$2,011
Provision for loan losses	—	—	700	1,075	1,875

Pre-tax, pre-provision income	$3,310	$4,009	$3,754	$3,759	$3,886